Tenable Announces Third Quarter 2019 Financial Results

•	Added 387 new enterprise platform customers and 51 net new six figure customers

•	Revenue of $91.9 million, up 32% year-over-year

•	GAAP net loss per share of $0.18; pro forma non-GAAP net loss per share of $0.07, a 50% improvement year-over-year
COLUMBIA, Maryland, October 29, 2019 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended September 30, 2019.
"Q3 marked another successful quarter," said Amit Yoran, Chairman and CEO of Tenable. "Organizations now need and expect a risk-based approach to vulnerability management in order to keep up with today's threats. Tenable is leading this transformation with Lumin, which enables customers to calculate, communicate and compare their cyber exposure."
Third Quarter 2019 Financial Highlights

•	Revenue was $91.9 million, representing a 32% increase year-over-year.

•	Calculated current billings was $110.6 million, representing a 28% increase year-over-year.

•	GAAP loss from operations was $18.3 million, compared to a loss of $21.1 million in the third quarter of 2018.

•	Non-GAAP loss from operations was $7.7 million, compared to a loss of $12.2 million in the third quarter of 2018.

•	GAAP net loss was $17.6 million, compared to a loss of $20.9 million in the third quarter of 2018.

•	GAAP net loss per share was $0.18, compared to a loss per share of $0.28 in the third quarter of 2018.

•	Non-GAAP net loss was $6.7 million, compared to a loss of $12.0 million in the third quarter of 2018.

•	Pro forma non-GAAP net loss per share was $0.07, compared to a loss per share of $0.14 in the third quarter of 2018.

•	Cash and cash equivalents and short-term investments were $296.6 million at September 30, 2019, compared to $283.2 million at December 31, 2018.

•
Net cash used in operating activities was $4.7 million, compared to $1.8 million in the third quarter of 2018. Free cash flow was $(9.6) million, compared to $(2.9) million in the third quarter of 2018. Both net cash used in operating activities and free cash flow included a $3.7 million reduction related to employee stock purchase plan activity, compared to a $2.3 million benefit in the third quarter of 2018. In addition, capital expenditures related to our new headquarters were $2.4 million in the third quarter of 2019.

Recent Business Highlights

•	Added 387 new enterprise platform customers and 51 net new six figure customers.

•
LuminTM, the company's advanced visualization, analytics and measurement solution that enables customers to calculate, communicate and compare their cyber exposure while managing risk, became available for sale in Q3.

•
Tenable named a Leader in Vulnerability Risk Management in "The Forrester WaveTM: Vulnerability Risk Management, Q4 2019," which ranked the company the highest among 13 vendors in the Strategy and Current Offering categories.

•	Announced that Tenable.io® is the number one platform in the market for vulnerability and security configuration coverage, according to an analysis and report by Principled Technologies.
Financial Outlook
For the fourth quarter of 2019, we currently expect:

•	Revenue in the range of $93.5 million to $94.5 million.

•	Non-GAAP loss from operations in the range of $12.0 million to $11.0 million.

•	Non-GAAP net loss in the range of $11.5 million to $10.5 million.

•	Non-GAAP net loss per share in the range of $0.12 to $0.11, assuming 97.7 million weighted average shares outstanding.

For the year ending December 31, 2019, we currently expect:

•	Revenue in the range of $351.0 million to $352.0 million.

•	Calculated current billings in the range of $407.0 million to $417.0 million.

•	Non-GAAP loss from operations in the range of $43.6 million to $42.6 million.

•	Non-GAAP net loss in the range of $40.8 million to $39.8 million.

•	Non-GAAP net loss per share in the range of $0.42 to $0.41, assuming 96.1 million weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. A replay of the webcast will be available until November 12, 2019.
About Tenable
Tenable® is the Cyber Exposure company. Over 27,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 25 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
Andrea DiMarco
investors@tenable.com
Media Relations
Cayla Baker
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash (used in) provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation and amortization of intangible assets.
Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro Forma Non-GAAP Net Loss Per Share: We define non-GAAP net loss as GAAP net loss attributable to common stockholders, excluding the effect of the accretion of Series A and B redeemable convertible preferred stock, stock-based compensation and amortization of intangible assets, including the applicable tax impact. We use non-GAAP net loss to calculate non-GAAP net loss per share and pro forma non-GAAP net loss per share. Pro forma non-GAAP net loss per share is calculated by giving effect to the conversion of our redeemable convertible preferred stock into common stock as though the conversion occurred at the beginning of each period presented prior to 2019.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue	$91,852	$69,440	$257,537	$192,139
Cost of revenue(1)	15,245	12,161	42,389	30,768
Gross profit	76,607	57,279	215,148	161,371
Operating expenses:
Sales and marketing(1)	56,699	44,550	165,403	125,964
Research and development(1)	20,763	20,553	64,396	55,529
General and administrative(1)	17,472	13,272	48,595	32,868
Total operating expenses	94,934	78,375	278,394	214,361
Loss from operations	(18,327)	(21,096)	(63,246)	(52,990)
Interest income, net	1,527	894	4,677	845
Other expense, net	(240)	(185)	(576)	(605)
Loss before income taxes	(17,040)	(20,387)	(59,145)	(52,750)
Provision for income taxes	600	482	1,563	1,157
Net loss	(17,640)	(20,869)	(60,708)	(53,907)
Accretion of Series A and B redeemable convertible preferred stock	—	(55)	—	(434)
Net loss attributable to common stockholders	$(17,640)	$(20,924)	$(60,708)	$(54,341)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.28)	$(0.64)	$(1.34)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	96,709	74,261	95,433	40,688
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue	$694	$692	$2,088	$883
Sales and marketing	3,521	2,707	11,102	3,984
Research and development	2,124	2,427	6,595	3,594
General and administrative	4,160	2,957	11,406	5,745
Total stock-based compensation	$10,499	$8,783	$31,191	$14,206

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$171,303	$165,116
Short-term investments	125,333	118,119
Accounts receivable (net of allowance for doubtful accounts of $557 and $188 at September 30, 2019 and December 31, 2018, respectively)	81,201	68,261
Deferred commissions	26,030	23,272
Prepaid expenses and other current assets	21,126	22,020
Total current assets	424,993	396,788
Property and equipment, net	18,525	11,348
Deferred commissions (net of current portion)	38,493	36,162
Operating lease right-of-use assets	40,346	8,504
Other assets	9,855	7,810
Total assets	$532,212	$460,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$795	$171
Accrued expenses	9,474	5,554
Accrued compensation	24,244	29,594
Deferred revenue	245,985	213,644
Operating lease liabilities	3,970	4,262
Other current liabilities	701	1,079
Total current liabilities	285,169	254,304
Deferred revenue (net of current portion)	83,390	76,259
Operating lease liabilities (net of current portion)	37,788	6,055
Other liabilities	2,677	2,231
Total liabilities	409,024	338,849

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 97,960 and 93,126 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	980	931
Additional paid-in capital	648,964	586,940
Accumulated other comprehensive income	60	—
Accumulated deficit	(526,816)	(466,108)
Total stockholders’ equity	123,188	121,763
Total liabilities and stockholders’ equity	$532,212	$460,612

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(60,708)	$(53,907)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,604	4,580
Stock-based compensation	31,191	14,206
Other	(787)	771
Changes in operating assets and liabilities:
Accounts receivable	(13,309)	(8,190)
Prepaid expenses and other current assets	820	941
Deferred commissions	(5,089)	(2,708)
Other assets	(2,386)	315
Accounts payable and accrued expenses	3,892	1,930
Accrued compensation	(5,350)	1,252
Deferred revenue	39,472	39,880
Other current liabilities	(195)	(4)
Other liabilities	173	(71)
Net cash used in operating activities	(7,672)	(1,005)

Cash flows from investing activities:
Purchases of property and equipment	(10,262)	(4,140)
Purchases of short-term investments	(179,703)	(34,114)
Sales and maturities of short-term investments	174,485	—
Net cash used in investing activities	(15,480)	(38,254)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	268,531
Payments of costs related to initial public offering	—	(3,732)
Principal payments under finance lease obligations	(12)	(389)
Proceeds from stock issued in connection with the employee stock purchase plan	15,129	—
Proceeds from the exercise of stock options	15,448	1,415
Repurchases of common stock	—	(75)
Net cash provided by financing activities	30,565	265,750
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,226)	(675)
Net increase in cash and cash equivalents and restricted cash	6,187	225,816
Cash and cash equivalents and restricted cash at beginning of period	165,378	27,472
Cash and cash equivalents and restricted cash at end of period	$171,565	$253,288

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Subscription revenue	$75,503	$53,511	$209,610	$146,568
Perpetual license and maintenance revenue	13,797	13,864	40,877	40,753
Professional services and other revenue	2,552	2,065	7,050	4,818
Revenue(1)	$91,852	$69,440	$257,537	$192,139
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 92% and 91% of revenue for the three and nine months ended September 30, 2019, respectively, and 89% of revenue for the three and nine months ended September 30, 2018, respectively.

Calculated Current Billings	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Revenue	$91,852	$69,440	$257,537	$192,139
Add: Deferred revenue (current), end of period	245,985	191,578	245,985	191,578
Less: Deferred revenue (current), beginning of period	(227,227)	(174,277)	(213,644)	(154,898)
Calculated current billings	$110,610	$86,741	$289,878	$228,819

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net cash used in operating activities	$(4,675)	$(1,751)	$(7,672)	$(1,005)
Purchases of property and equipment	(4,927)	(1,162)	(10,262)	(4,140)
Free cash flow(1)	$(9,602)	$(2,913)	$(17,934)	$(5,145)
________________
(1)    Free cash flow included a $3.7 million and a $4.7 million reduction in the three and nine months ended September 30, 2019, respectively, and a $2.3 million benefit in the three and nine months ended September 30, 2018, respectively, related to employee stock purchase plan activity. In addition, capital expenditures related to our new headquarters were $2.4 million in the three and nine months ended September 30, 2019, respectively.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Loss from operations	$(18,327)	$(21,096)	$(63,246)	$(52,990)
Stock-based compensation	10,499	8,783	31,191	14,206
Amortization of intangible assets	125	151	427	453
Non-GAAP loss from operations	$(7,703)	$(12,162)	$(31,628)	$(38,331)
Operating margin	(20)%	(30)%	(25)%	(28)%
Non-GAAP operating margin	(8)%	(18)%	(12)%	(20)%

Non-GAAP Net Loss, Non-GAAP Net Loss Per Share and Pro forma Non-GAAP Net Loss Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net loss attributable to common stockholders	$(17,640)	$(20,924)	$(60,708)	$(54,341)
Accretion of Series A and B redeemable convertible preferred stock	—	55	—	434
Stock-based compensation	10,499	8,783	31,191	14,206
Tax impact of stock-based compensation(1)	273	(90)	(255)	(138)
Amortization of intangible assets(1)	125	151	427	453
Non-GAAP net loss	$(6,743)	$(12,025)	$(29,345)	$(39,386)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.28)	$(0.64)	$(1.34)
Accretion of Series A and B redeemable convertible preferred stock	—	—	—	0.01
Stock-based compensation	0.11	0.12	0.33	0.35
Tax impact of stock-based compensation(1)	—	—	—	—
Amortization of intangible assets(1)	—	—	—	0.01
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.16)	$(0.31)	$(0.97)

Weighted-average shares used to compute net loss per share attributable to common stockholders and non-GAAP net loss per share, basic and diluted	96,709	74,261	95,433	40,688
Pro forma adjustment to reflect the assumed conversion of our convertible redeemable preferred stock as of the beginning of the period	—	14,449	—	41,590
Weighted-average shares used to compute pro forma non-GAAP net loss per share, basic and diluted	96,709	88,710	95,433	82,278

Pro forma non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.14)	$(0.31)	$(0.48)
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions. There was no tax impact related to the amortization of intangible assets as it was incurred in the United States in periods in which we maintained a full valuation allowance.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Gross profit	$76,607	$57,279	$215,148	$161,371
Stock-based compensation	694	692	2,088	883
Amortization of intangible assets	125	151	427	453
Non-GAAP gross profit	$77,426	$58,122	$217,663	$162,707
Gross margin	83%	82%	84%	84%
Non-GAAP gross margin	84%	84%	85%	85%

Non-GAAP Sales and Marketing Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Sales and marketing expense	$56,699	$44,550	$165,403	$125,964
Less: Stock-based compensation	3,521	2,707	11,102	3,984
Non-GAAP sales and marketing expense	$53,178	$41,843	$154,301	$121,980
Non-GAAP sales and marketing expense as % of revenue	58%	60%	60%	63%

Non-GAAP Research and Development Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Research and development expense	$20,763	$20,553	$64,396	$55,529
Less: Stock-based compensation	2,124	2,427	6,595	3,594
Non-GAAP research and development expense	$18,639	$18,126	$57,801	$51,935
Non-GAAP research and development expense as % of revenue	20%	26%	22%	27%

Non-GAAP General and Administrative Expense	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2019	2018	2019	2018
General and administrative expense	$17,472	$13,272	$48,595	$32,868
Less: Stock-based compensation	4,160	2,957	11,406	5,745
Non-GAAP general and administrative expense	$13,312	$10,315	$37,189	$27,123
Non-GAAP general and administrative expense as % of revenue	14%	15%	14%	14%

Forecasted Non-GAAP Loss from Operations	Three Months Ending December 31, 2019		Year Ending December 31, 2019
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(22.2)	$(21.2)	$(85.4)	$(84.4)
Forecasted stock-based compensation	10.2	10.2	41.4	41.4
Forecasted amortization of intangible assets	—	—	0.4	0.4
Forecasted non-GAAP loss from operations	$(12.0)	$(11.0)	$(43.6)	$(42.6)

Forecasted Non-GAAP Net Loss and Non-GAAP Net Loss Per Share	Three Months Ending December 31, 2019		Year Ending December 31, 2019
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(21.7)	$(20.7)	$(82.6)	$(81.6)
Forecasted stock-based compensation(1)	10.2	10.2	41.4	41.4
Forecasted amortization of intangible assets	—	—	0.4	0.4
Forecasted non-GAAP net loss	$(11.5)	$(10.5)	$(40.8)	$(39.8)

Forecasted net loss per share, basic and diluted	$(0.22)	$(0.21)	$(0.86)	$(0.85)
Forecasted stock-based compensation(1)	0.10	0.10	0.44	0.44
Forecasted amortization of intangible assets	—	—	—	—
Forecasted Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.11)	$(0.42)	$(0.41)

Forecasted weighted-average shares used to compute net loss per share, basic and diluted	97.7	97.7	96.1	96.1
________________
(1)    The tax impact of stock-based compensation is immaterial for purposes of this reconciliation.